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Exhibit 99.1

                                NEWS RELEASE


         FOR IMMEDIATE RELEASE:    TUESDAY, MARCH 12, 2002

         Contact:     Scott Adams
                      Lancer Corporation
                      6655 Lancer Blvd.
                      San Antonio, Texas 78219
                      (210) 310-7065



             LANCER NAMES RICHARD WINTER CHIEF FINANCIAL OFFICER


SAN ANTONIO, TEXAS, March 12, 2002 - Lancer Corporation (ASE: LAN) announced that Richard N. Winter has been named Chief Financial Officer.

Mr. Winter, 57, will manage Lancer's Finance and Accounting, Human Resources, and Information Systems functions. He will join Lancer in early April.

Mr. Winter has over 25 years of financial and operational experience with manufacturing companies. Most recently, he was Director of Finance with SMTC Manufacturing Corporation, a contract manufacturer of electronic products. Prior to his tenure with SMTC, he held Vice President-Finance or President positions with electronics companies and aircraft manufacturers.

Lancer is a leading manufacturer and distributor of fountain soft drink and beer dispensing equipment and related parts and components, serving customers worldwide. The Company, headquartered in San Antonio, Texas, has manufacturing facilities in San Antonio, Texas; Adelaide, Australia; and Piedras Negras, Mexico. Lancer operates distribution centers in Chicago, Illinois; Sydney, Australia; Brussels, Belgium; Monterrey, Mexico; Auckland, New Zealand; and Moscow, Russia.